P&F INDUSTRIES, INC. ANNOUNCES NEW $22 MILLION SENIOR CREDIT
FACILITY

Melville, NY – October 27, 2010 — P&F Industries, Inc. (NASDAQ: PFIN) announced today that it has entered into a new $22 million senior secured revolving credit facility and term loan facility with Capital One Leverage Finance Corporation effective October 25, 2010.  The new credit facility replaces the credit facility with Citibank, N.A. and HSBC Bank USA, National Association. The revolving credit commitment of $15,910,000 is for three years and is supported by the Company’s accounts receivable, inventory and machinery and equipment.  The term facility consists of a three-year  $6,090,000 term note that is supported by the real property at the Company’s three facilities in Tampa, FL, Jupiter, FL and Cranberry Township, PA, amortizing over a 15-year schedule.  Both the revolving credit commitment and term facility are cross collateralized.  At the closing, in addition to paying off Citibank and HSBC in full, the Company paid off in full its two mortgages held by Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association) and one-half of the principal outstanding and all accrued interest on the note held by the former sellers of the Company’s Hy-Tech Machine, Inc. subsidiary.  The Company also restructured certain obligations to its subordinated lenders, including extending the term of the underlying promissory notes to Richard A. Horowitz, Marc Schorr, and the former Hy-Tech sellers, to correspond with the three-year term of the credit facility, and agreeing to make current interest payments under such promissory notes, and in the case of the former Hy-Tech sellers and Marc Schorr, make partial principal payments during the term based on Company performance.  Under the terms of the credit facility, the Company must adhere to certain affirmative, negative and reporting covenants, and is subject to certain events of default, which are customary in similar transactions.

Commenting on the announcement, P&F Chairman, President and CEO Richard Horowitz, stated “Over the last several months, we have created a mutually productive relationship with Capital One.  We are very happy with the terms of the new facility.  The structure reduces our fixed charges and is less costly than our previous credit facility.  We are especially pleased with the three-year term as it will allow management to focus more on the Company’s operational and strategic needs in contrast to its devoting a great deal of time to its financial restructuring over the last several years.  This facility, along with the Company’s operating cash flows, are expected to create a solid foundation of liquidity and flexibility to satisfy our plans for the near future.”

OTHER INFORMATION

P&F Industries, Inc., through its two wholly owned operating subsidiaries, Continental Tool Group, Inc. and Countrywide Hardware, Inc., manufactures and/or imports air-powered tools sold principally to the industrial, retail and automotive markets, and various residential hardware such as kitchen and bath hardware, fencing hardware and door and window hardware.  P&F’s products are sold under their own trademarks, as well as under the private labels of major manufacturers and retailers.

This is a Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's future performance, and those contained in the comments of management, are based upon the Company’s historical performance and on current plans, estimates and expectations, which are subject to various risks and uncertainties, including, but not limited to, the strength of the retail, industrial, housing and other markets in which the Company operates, the impact of competition, product demand, supply chain pricing, the Company’s debt and debt service requirements, potential exposure to the Company in connection with PNC Bank’s decision to foreclose on the assets of Old Stairs, Co, LLC, formerly WM Coffman LLC, and those other risks and uncertainties described in the reports and statements filed by the Company with the Securities and Exchange Commission, including, among others, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. These risks could cause the Company’s actual results for the 2010 fiscal year and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

P&F Industries, Inc.
Joseph A. Molino, Jr.
Chief Financial Officer
631-694-9800